SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2005

LOGISTICAL SUPPORT, INC.
(Exact name of Registrant as Specified in Charter)

(formerly known as Bikini Team International, Inc.)

Utah	000-50222	41-2029935
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

19734 Dearborn Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

818-885-0300
(Issuer Telephone Number Including Area Code)

 This Form 8-K and other reports filed by Logistical Support, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

TABLE OF CONTENTS

Item  8.01 OTHER EVENTS

Item  9.01 FINANCIAL STATEMENTS AND EXHIBITS

Item  8.01 Other Events

On March 14, 2005, Bell Helicopter Textron, Inc. (“Bell”) filed a complaint against Registrant’s wholly owned subsidiaries, Logistical Support, LLC (“LS”) and Hill Aerospace & Defense, LLC (“Hill”) and Hill Industries, Inc. in the United States District Court for the Central District of California that was assigned case number CV05- 1835 (the “Complaint.”) Hill Industries, Inc. (“Hill Inc.”) is an entity wholly owned and independently operated by Mr. Harry Lebovitz, a member of Registrant’s Board of Directors and a significant shareholder of the Registrant. The Registrant, LS and Hill, and their respective officers and directors (other than Mr. Lebovitz) exercise no control over Hill Inc.

On May 13, 2005, each of Registrant’s subsidiaries - Hill Aerospace & Defense, LLC and Logistical Support LLC - signed a Settlement Agreement and Conditional Release of Claims (the “Settlement Agreements”) whereby Bell will dismiss the Complaint and the litigation with Bell will be dismissed. Registrant shall pay no monetary damages under the Settlement Agreements. A copy of each of the Settlement Agreements is attached as an Exhibit to this Current Report.

 Item  9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits.

Exhibit No.	Item

10.1	Settlement Agreement and Conditional Release of Claims between Bell Helicopter Textron Inc. and Logistical Support, LLC

10.2	Settlement Agreement and Conditional Release of Claims between Bell Helicopter Textron Inc. and Hill Aerospace & Defense, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGISTICAL SUPPORT, INC.

Date: May 18, 2005	By:	/s/ Bruce Littell

Bruce Littell Chief Executive Officer